Investor Contact: Dave Crawford
Avanos Medical, Inc.
470-448-5177
Investor.Relations@Avanos.com

Media Contact: Elizabeth Volpe
Brunswick Group
212-333-3810
Avanos@BrunswickGroup.com

Avanos Medical, Inc. Announces Third Quarter 2019 Results,
Completes Acquisition of Endoclear LLC

ALPHARETTA, Ga., Nov. 5, 2019/PRNewswire/ -- Avanos Medical, Inc. (NYSE: AVNS) today reported third quarter 2019 results and revised its full-year 2019 outlook.

“Our COOLIEF business delivered another quarter of double-digit growth; nevertheless, we were disappointed that our overall third quarter performance fell short of our expectations” stated Joe Woody, Avanos’ chief executive officer. “We were pleased to learn that the final CMS rules for 2020 announced last Friday makes COOLIEF procedures for the knee once again viable in the hospital, enabling patients suffering from osteoarthritis of the knee to continue to benefit from our leading non-opioid pain management therapy.”

Woody continued, “Our performance gap this quarter was due primarily to product backorders and supply chain challenges stemming from the implementation of our new IT system and an unexpected distributor inventory draw down impacting our Chronic Care business. Our teams are working hard to address the implementation challenges of our new IT system. Overall, I’m confident the steps we’re taking will enable us to address those challenges, meet customer demands, and increase shareholder value, as we continue investing for growth, prudently managing expenses, and strategically deploying capital.”

Third Quarter 2019 Financial Highlights

•	Net sales totaled $171 million, a 4 percent increase from the prior year.

•	Net loss for the quarter was $12 million, compared to net income of $4 million in the prior year.

•	Adjusted income from continuing operations totaled $14 million, compared to $18 million a year ago.

•	Diluted earnings per share were $(0.24), compared to $0.09 a year ago.

•	Adjusted diluted earnings per share from continuing operations were $0.30, compared to $0.37 in the prior year.

Operational and Business Highlights

•
In September, a large retrospective study was published in the Pain Physician journal further demonstrating the clinical effectiveness of COOLIEF* Cooled RF in treating chronic knee pain and providing long-term pain relief.

•
On September 19, the company completed the acquisition of Endoclear LLC, a developer and marketer of patented airway management devices and accessories, including its Liberator® System and Restore2™ proprietary products, for an initial purchase price of $3.5 million. This acquisition provides a strategic addition to Avanos’ market-leading Respiratory Health portfolio and generated $0.6 million in sales in 2018.

•	The company entered into an operating partnership with DHL Supply Chain to optimize Avanos’ network to achieve greater productivity and maximize warehouse storage utilization.

Third Quarter 2019 Operating Results
Net sales totaled $171 million, a 4 percent increase compared to the prior year. The acquisitions of NeoMed and Summit contributed 6 percent growth. Continued solid demand in Interventional Pain from COOLIEF along with growth in Respiratory Health was offset by lower volume in Acute Pain, primarily due to IV Infusion and Digestive Health, resulting in less than 1 percent lower organic volume. Volume was impacted by an approximate $5 million increase in product backorders stemming from the company’s IT transformation. In addition, the company saw an unexpected draw down in distributor inventory levels in Chronic Care and a revenue shortfall to its plan for its international regions. One percent unfavorable product price and mix also affected performance.

Adjusted gross margin was 57 percent, which includes the impact from the required one week downtime in the company’s manufacturing sites to implement the new IT system, compared unfavorably to 65 percent last year.

Operating loss was $18 million compared to income of $7 million a year ago. On an adjusted basis, operating profit totaled $21 million, compared to $25 million a year ago. Higher sales volumes and cost savings were partially offset by lower gross margin and investments to fuel growth.

Adjusted EBITDA for the quarter was $25 million, compared to $28 million in the prior year.

First Nine Months 2019 Operating Results
Net sales totaled $508 million, a 5 percent increase compared to the comparable period in 2018, including Game Ready, NeoMed and Summit Medical. Excluding Game Ready, NeoMed and Summit Medical, which contributed 6 percent of growth, continued demand in Interventional Pain, Digestive Health and Respiratory Health, was partially offset by lower volume in Acute Pain, resulting in 1 percent organic volume growth. Performance was also impacted by 2 percent unfavorable product price and mix and less than 1 percent unfavorable currency exchange rates.

Adjusted gross margin was 60 percent compared to 61 percent in 2018. The contraction is primarily due to downtime at manufacturing sites related to the implementation of the new IT system.

Operating loss was $53 million compared to a profit of $9 million in the first nine months of 2018. On an adjusted basis, operating profit from continuing operations totaled $51 million compared to $42 million in 2018, which includes $37 million of costs previously allocated to the Surgical and Infection Prevention (S&IP) business. Volume growth was partially offset by increased investment for growth and lower gross margin.

In the first nine months, adjusted EBITDA was $62 million compared to $123 million in 2018.

Cash Flow and Balance Sheet
Cash from operations less capital expenditures, or free cash flow, for the third quarter was an outflow of $24 million compared to an outflow of $79 million a year ago. The outflow was due primarily to a net loss and an increase in working capital related to the IT implementation. The company’s cash balance was $214 million at the end of the quarter, compared to $385 million at year-end 2018.

Total debt at the end of the third quarter was $248 million, consisting of unsecured notes, even compared to year-end 2018.

2019 Key Planning Assumptions
The company’s third quarter performance was principally impacted by three factors: an approximate $5 million increase in product backorders across its domestic and international regions due to supply chain issues related to its IT implementation; an unexpected distributor inventory draw down in its Chronic Care business; and, a revenue shortfall to its plan for its international regions. The company anticipates that these factors will, in some part, also impact the fourth quarter.

As a result, the company revised its full-year 2019 outlook for net sales growth, in constant currency, from 8 to 10 percent to 5 to 7 percent, which includes Summit Medical and Endoclear, and adjusted diluted earnings per share from $1.15 to $1.25 to $1.00 to $1.10. The other key planning assumptions that it provided on its year-end 2018 conference call, on February 26, remain unchanged.

Non-GAAP Financial Measures
This press release and the accompanying tables include the following financial measures that have not been calculated in accordance with accounting principles generally accepted in the U.S., or GAAP, and are therefore referred to as non-GAAP financial measures:

•	Adjusted net income

•	Adjusted diluted earnings per share

•	Adjusted gross and operating profit

•	Adjusted effective tax rate

•	Adjusted EBITDA

•	Free cash flow

These non-GAAP financial measures exclude the following items, as applicable, for the relevant time periods as indicated in the accompanying non-GAAP reconciliations to the comparable GAAP financial measures:
• Expenses associated with restructuring activities, including IT-related charges.

•	Expenses associated with the divestiture of the S&IP business.

•	The gain on sale and associated expenses related to the divestiture of the S&IP business.

•	Expenses associated with the amortization of intangible assets associated with prior business acquisitions.
• The positive or negative effect of changes in currency exchange rates during the year.
• Expenses associated with certain litigation matters.

•	Prior year charges associated with internal policy changes.
• Certain acquisition and integration charges related to the acquisition of Game Ready, NeoMed, Summit Medical, and Endoclear LLC.
• Benefit associated with regulatory tax reform.
The company provides these non-GAAP financial measures as supplemental information to its GAAP financial measures. Management and the company’s Board of Directors use net sales on a constant currency basis, adjusted net income, adjusted diluted earnings per share, adjusted operating profit, adjusted EBITDA, and free cash flow to (a) evaluate the company’s historical and prospective financial performance and its performance relative to its competitors, (b) allocate resources and (c) measure the operational performance of the company’s business units and their managers. Management also believes that the use of an adjusted effective tax rate provides improved insight into the tax effects of our ongoing business operations.
Additionally, the Compensation Committee of the company’s Board of Directors will use certain of the non-GAAP financial measures when setting and assessing achievement of incentive compensation goals. These goals are based, in part, on the company’s net sales on a constant currency basis and adjusted EBITDA, which will be determined by excluding certain items that are used in calculating these non-GAAP financial measures.

Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are included in the attached financial tables.

Conference Call Webcast
Avanos Medical, Inc. will host a conference call today at 9 a.m. ET. The conference call can be accessed live over the Internet at https://avanos.investorroom.com or via telephone by dialing 877-240-5772 in the United States. A replay of the call will be available at noon ET today by calling 877-344-7529 in the United States and entering passcode 10135464. A webcast of the call will also be archived in the Investors section on the Avanos website.

About Avanos Medical, Inc.
Avanos Medical (NYSE: AVNS) is a medical device company focused on delivering clinically superior breakthrough solutions that will help patients get back to the things that matter. Headquartered in Alpharetta, Georgia, Avanos is committed to creating the next generation of innovative healthcare solutions which will address our most important healthcare needs, such as reducing the use of opioids while helping patients move from surgery to recovery. Avanos develops, manufactures and markets its recognized brands in more than 90 countries. For more information, visit www.avanos.com.

Forward-Looking Statements
This press release contains information that includes or is based on “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on the current plans and expectations of management and are subject to various risks and uncertainties that could cause our actual results to differ materially from those expressed or implied in such statements. Forward-looking statements include all statements that do not relate solely to historical or current facts, and can generally be identified by the use of words such as “may”, “believe”, “will”, “expect”, “project”, “estimate”, “anticipate”, “plan”, or “continue” and similar expressions, among others. Such factors include, but are not limited to: weakening of economic conditions that could adversely affect the level of demand for our products; pricing pressures generally, including cost-containment measures that could adversely affect the price of or demand for our products; shortage in drugs used in our Acute Pain products or other disruptions in our supply chain; S&IP separation execution and IT implementation; changes in foreign exchange markets; legislative and regulatory actions; unanticipated issues arising in connection with clinical studies and otherwise that affect U.S. Food and Drug Administration approval of new products; changes in reimbursement levels from third-party payors; a significant increase in product liability claims; the impact of investigative and legal proceedings and compliance risks; the impact of the federal legislation to reform the United States healthcare system; changes in financial markets; and changes in the competitive environment. Additional information concerning these and other factors that may impact future results is contained in our filings with the U.S. Securities and Exchange Commission, including our most recent Form 10-K and Quarterly Reports on Form 10-Q.

AVANOS MEDICAL, INC.
CONDENSED CONSOLIDATED INCOME STATEMENTS
(unaudited)
(in millions, except per share amounts)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2019	2018	Change	2019	2018	Change
Net Sales	$171.4	$165.1	3.8%	507.8	482.4	5.3%
Cost of products sold	76.4	60.4	26.5	215.3	191.9	12.2
Gross Profit	95.0	104.7	(9.3)	292.5	290.5	0.7
Research and development expenses	9.6	10.5	(8.6)	29.3	31.2	(6.1)
Selling and general expenses	94.4	86.3	9.4	295.5	252.5	17.0
Other expense, net	9.1	0.9	N.M.	20.2	(2.0)	N.M.
Operating (Loss) Income	(18.1)	7.0	N.M.	(52.5)	8.8	N.M.
Interest income	1.3	2.2	(40.9)	5.7	5.4	N.M.
Interest expense	(3.5)	(4.2)	(16.7)	(10.7)	(22.9)	(53.3)
(Loss) Income Before Income Taxes	(20.3)	5.0	N.M.	(57.5)	(8.7)	N.M.
Income tax benefit	8.8	(0.8)	N.M.	17.7	2.9	N.M.
(Loss) Income from Continuing Operations	(11.5)	4.2	N.M.	(39.8)	(5.8)	N.M.
Income from discontinued operations, net of tax	—	—	N.M.	—	65.5	N.M.
Net (Loss) Income	$(11.5)	$4.2	N.M.	(39.8)	59.7	N.M.

Interest expense, net	2.2	2.0	10.0	5.0	17.5	(71.4)
Income tax (benefit) provision	(8.8)	0.8	N.M.	(17.7)	74.6	N.M.
Depreciation and amortization	8.7	8.9	(2.2)	25.6	24.5	4.5
EBITDA	$(9.4)	$15.9	N.M.	$(26.9)	$176.3	N.M.

Basic (Loss) Earnings Per Share
Continuing operations	$(0.24)	$0.09	N.M.	$(0.84)	$(0.12)	N.M.
Discontinued operations	—	—	N.M.	—	1.39	N.M.
Net income	$(0.24)	$0.09	N.M.	$(0.84)	$1.27	N.M.
Diluted (Loss) Earnings Per Share
Continuing operations	$(0.24)	$0.09	N.M.	(0.84)	(0.12)	N.M.
Discontinued operations	—	—	N.M.	—	1.39	N.M.
Net income	$(0.24)	$0.09	N.M.	(0.84)	1.27	N.M.

Common Shares Outstanding
Basic	47.7	47.3		47.6	47.1
Diluted	47.7	48.6		47.6	47.1

AVANOS MEDICAL, INC.
DISCONTINUED OPERATIONS SUMMARY
(unaudited)
(in millions, except per share amounts)

	Income from Discontinued Operations
	Three Months Ended September 30, 2018	Nine Months Ended September 30, 2018
Net Sales	$—	$353.0
Cost of products sold	—	260.3
Research and development	—	1.1
Selling and general expenses	—	38.1
Gain on Divestiture	—	(89.9)
Other expense, net	—	0.4
Income before income taxes	—	143.0
Tax provision	—	(77.5)
Income from Discontinued Operations, net of tax	$—	$65.5

Earning per share from discontinued operations:
Basic	$—	$1.39
Diluted	—	1.39

AVANOS MEDICAL, INC.
NON-GAAP RECONCILIATIONS
(unaudited)
(in millions)

	Gross Profit
	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
As reported	$95.0	$104.7	$292.5	$290.5
Gross profit margin, as reported	55.4%	63.4%	57.6%	60.2%

Post divestiture restructuring and IT charges	0.4	1.1	2.2	1.7
Post divestiture transition charges	1.7	—	4.5	—
Acquisition and integration-related charges	—	0.4	—	0.4
Intangibles amortization	1.3	1.1	3.7	3.0

As adjusted non-GAAP	$98.4	$107.3	$302.9	$295.6
Gross profit margin, as adjusted	57.4%	65.0%	59.6%	61.3%

	Operating (Loss) Profit(a)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
As reported	$(18.1)	$7.0	$(52.5)	$8.8

Post divestiture restructuring and IT charges(b)	8.4	5.4	16.2	12.2
Post divestiture transition charges(c)	10.9	2.3	43.1	(1.0)
Acquisition and integration-related charges	6.7	0.8	8.1	1.1
Litigation and legal(d)	8.0	3.7	21.4	6.6
Intangibles amortization	5.1	5.4	14.6	14.6

As adjusted non-GAAP	$21.0	$24.6	$50.9	$42.3
__________________________________________________

(a)	For the nine months ended September 30, 2018, operating profit includes $37.0 million of costs no longer allocated to the S&IP business.

(b)	Except for amounts impacting gross profit (see “Gross Profit” table), restructuring and IT charges are included in “Selling and general expenses.”

(c)
In the three and nine months ended September 30, 2019, post divestiture transition charges includes $1.7 million and $4.5 million, respectively, in “Cost of products sold” (see “Gross Profit” table), $8.5 million and $40.7 million, respectively, in “Selling and general expenses” and $0.7 million of expense and $2.1 million realized from TSA arrangements, respectively, in “Other expense, net.”

(d)
In the nine months ended September 30, 2019, acquisition related charges includes $0.1 million in “Research and development expenses” and the remaining acquisition related charges are included in “Selling and general expenses” for the three and nine months ended September 30, 2019.

(e)	Litigation and legal expenses are included in “Other expense, net.”

AVANOS MEDICAL, INC.
NON-GAAP RECONCILIATIONS
(unaudited)
(in millions)

	(Loss) Income Before Taxes
	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
As reported	$(20.3)	$5.0	$(57.5)	$(8.7)

Post divestiture restructuring and IT charges	8.4	5.4	16.2	12.2
Post divestiture transition charges	10.9	2.3	43.1	(1.0)
Term Loan B retirement loss	—	—	—	4.2
Acquisition and integration-related charges	6.7	0.8	8.1	1.1
Litigation and legal	8.0	3.7	21.4	6.6
Intangibles amortization	5.1	5.4	14.6	14.6

As adjusted non-GAAP	$18.8	$22.6	$45.9	$29.0

	Tax (Provision) Benefit
	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
As reported	$8.8	$(0.8)	$17.7	$2.9
Effective tax rate, as reported	43.3%	16.0%	30.8%	33.3%

Tax effects of adjusting items	(13.5)	(4.0)	(29.1)	(9.1)

As adjusted non-GAAP	$(4.7)	$(4.8)	$(11.4)	$(6.2)
Effective tax rate, as adjusted	25.0%	21.2%	24.8%	21.4%

AVANOS MEDICAL, INC.
NON-GAAP RECONCILIATIONS
(unaudited)
(in millions)

	(Loss) Income from Continuing Operations
	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
As reported	$(11.5)	$4.2	$(39.8)	$(5.8)
Diluted EPS, as reported	$(0.24)	$0.09	$(0.84)	$(0.12)

Post divestiture restructuring and IT charges	8.4	5.4	16.2	12.2
Post divestiture transition charges	10.9	2.3	43.1	(1.0)
Term Loan B retirement loss	—	—	—	4.2
Acquisition and integration-related charges	6.7	0.8	8.1	1.1
Litigation and legal	8.0	3.7	21.4	6.6
Intangibles amortization	5.1	5.4	14.6	14.6
Tax effects	(13.5)	(4.0)	(29.1)	(9.1)

As adjusted non-GAAP	$14.1	$17.8	$34.5	$22.8
Diluted EPS, as adjusted	$0.30	$0.37	$0.72	$0.48

	Income from Discontinued Operations, net of tax
	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
As reported	$—	$—	$—	$65.5
Diluted EPS, as reported	$—	$—	$—	$1.39

Divestiture-related charges	—	—	—	17.4
Gain on Divestiture	—	—	—	(89.9)
Tax provision	—	—	—	60.9

As adjusted non-GAAP	$—	$—	$—	$53.9
Diluted EPS, as adjusted	$—	$—	$—	$1.14

AVANOS MEDICAL, INC.
NON-GAAP RECONCILIATIONS
(unaudited)
(in millions, except per share amounts)

	Net (Loss) Income
	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
As reported	$(11.5)	$4.2	$(39.8)	$59.7
Diluted EPS, as reported	$(0.24)	$0.09	$(0.84)	$1.27

Post divestiture restructuring and IT charges	8.4	5.4	16.2	12.2
Post divestiture transition charges	10.9	2.3	43.1	(1.0)
Divestiture-related charges	—	—	—	17.4
Gain on Divestiture	—	—	—	(89.9)
Term Loan B retirement loss	—	—	—	4.2
Acquisition and integration-related charges	6.7	0.8	8.1	1.1
Litigation and legal	8.0	3.7	21.4	6.6
Intangibles amortization	5.1	5.4	14.6	14.6
Tax provision	(13.5)	(4.0)	(29.1)	51.8

As adjusted non-GAAP	$14.1	$17.8	$34.5	$76.7
Diluted EPS, as adjusted	$0.30	$0.37	$0.72	$1.63

	EBITDA
	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
EBITDA, as reported	$(9.4)	$15.9	$(26.9)	$176.3

Post divestiture restructuring and IT charges	8.4	5.4	16.2	12.2
Post divestiture transition charges	10.9	2.3	43.1	(1.0)
Divestiture-related charges	—	—	—	17.4
Gain on Divestiture	—	—	—	(89.9)
Acquisition and integration-related charges	6.7	0.8	8.1	1.1
Litigation and legal	8.0	3.7	21.4	6.6

Adjusted EBITDA	$24.6	$28.1	$61.9	$122.7

AVANOS MEDICAL, INC.
NON-GAAP RECONCILIATIONS
(unaudited)
(in millions, except per share amounts)

	Free Cash Flow
	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Cash used in operating activities	$(16.6)	$(67.8)	$(71.6)	$(138.2)
Capital expenditures	(7.1)	(10.7)	(42.5)	(31.4)
Free Cash Flow	$(23.7)	$(78.5)	$(114.1)	$(169.6)

2019 OUTLOOK

	Estimated Range
Diluted earnings per share (GAAP)	$(1.14)	to	$(0.86)
Intangibles amortization	0.30	to	0.30
Post divestiture restructuring and IT charges	0.35	to	0.30
Post divestiture-related charges	0.87	to	0.82
Acquisition and integration-related charges	0.21	to	0.18
Other	0.41	to	0.36
Adjusted diluted earnings per share (non-GAAP)	$1.00	to	$1.10

AVANOS MEDICAL, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited)
(in millions)

	September 30, 2019	December 31, 2018
ASSETS
Current Assets
Cash and cash equivalents	$214.4	$384.5
Accounts receivable, net of allowances	157.7	150.5
Inventories	144.5	121.4
Prepaid expenses and other current assets	29.9	57.2
Total Current Assets	546.5	713.6
Property, Plant and Equipment, net	182.1	154.1
Operating lease right of use assets	64.0	—
Goodwill	800.5	783.6
Other Intangible Assets, net	189.5	168.2
Deferred Tax Assets	12.3	6.3
Other Assets	12.8	7.6
TOTAL ASSETS	$1,807.7	$1,833.4

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Current portion of operating lease obligations	$14.5	$—
Trade accounts payable	94.7	169.9
Accrued expenses	108.9	94.4
Total Current Liabilities	218.1	264.3
Long-Term Debt	247.9	247.7
Operating lease obligations	62.5	—
Deferred Tax Liabilities	0.5	4.4
Other Long-Term Liabilities	11.8	19.8
TOTAL LIABILITIES	540.8	536.2
Stockholders’ Equity	1,266.9	1,297.2
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,807.7	$1,833.4

AVANOS MEDICAL, INC.
CONDENSED CONSOLIDATED CASH FLOW STATEMENTS
(unaudited)
(in millions)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Operating Activities
Net (loss) income	$(11.5)	$4.2	$(39.8)	$59.7
Depreciation and amortization	8.7	8.9	25.6	24.5
Net gain on the Divestiture	—	—	—	(98.4)
Net loss on asset dispositions	—	0.7	0.5	1.3
Changes in operating assets and liabilities	(16.9)	(85.5)	(65.1)	(123.3)
Deferred income taxes and other	3.1	3.9	7.2	(2.0)
Cash Used in Operating Activities	(16.6)	(67.8)	(71.6)	(138.2)
Investing Activities
Capital expenditures	(7.1)	(10.7)	(42.5)	(31.4)
Acquisition of assets and businesses, net of cash acquired	(50.5)	(65.6)	(57.5)	(65.6)
Proceeds from the Divestiture	—	19.8	—	754.3
Cash (Used in) Provided by Investing Activities	(57.6)	(56.5)	(100.0)	657.3
Financing Activities
Debt repayments	—	—	(0.2)	(339.0)
Purchase of treasury stock	(0.1)	—	(3.4)	(0.6)
Proceeds from the exercise of stock options	2.6	5.4	5.2	16.8
Cash Provided by (Used in) Financing Activities	2.5	5.4	1.6	(322.8)
Effect of Exchange Rate Changes on Cash and Cash Equivalents	(2.0)	(0.4)	(0.1)	(4.2)
(Decrease) Increase in Cash and Cash Equivalents	(73.7)	(119.3)	(170.1)	192.1
Cash and Cash Equivalents - Beginning of Period	288.1	531.1	384.5	219.7
Cash and Cash Equivalents - End of Period	$214.4	$411.8	$214.4	$411.8

AVANOS MEDICAL, INC.
SELECTED BUSINESS AND PRODUCTS DATA
(unaudited)
(in millions)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2019	2018	Change	2019	2018	Change
Chronic care	$98.0	$93.6	4.7%	$300.3	$287.8	4.3%
Pain management	73.4	71.5	2.7	207.5	194.6	6.6
Total Net sales	$171.4	$165.1	3.8%	$507.8	$482.4	5.3%

		Total	Volume(a)	Pricing/Mix	Currency	Other(b)
Net Sales - percentage change	QTD	4%	5%	(1)%	—%	—%
	YTD	5%	7%	(2)%	(1)%	1%
_______________________________________________

(a)	Volume includes incremental sales of NeoMed, Summit and Game Ready products.

(b)	Other includes rounding.